UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2007 (May 16, 2007)

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On May 16, 2007, United HealthCare Services, Inc. and United HealthCare Insurance Company, (collectively referred to as "UnitedHealthcare "), entered into a Group Benefits Agreement with Gevity HR, Inc. (the “Company”) providing for the continued offering of UnitedHealthcare and their partner carriers Oxford, PacifiCare, and Neighborhood Health (collectively referred to as “United”) as additional benefit plan options to the Company’s clients and their worksite employees as part of the Company’s full range of services through September 30, 2008. The agreement is a fixed cost contract that caps the Company’s annual liability. Additionally, the agreement provides for the offering of group health insurance contracts issued by United to Gevity Edge Select clients.

Gevity intends to file a redacted copy of the UnitedHealthcare agreement in its next periodic report along with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: May 24, 2007	By: /s/	Edwin E. Hightower, Jr.
Name:		Edwin E. Hightower, Jr.
Title:	Vice President and General Counsel